UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2005

CVS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

See Item 8.01.

Item 8.01 Other Events.

On February 25, 2005, CVS Corporation (the “Company”) issued a press release announcing it would conform its accounting for leasehold improvements funded by landlord incentives or allowances under operating leases and rent holidays, to the recently expressed views of the Securities and Exchange Commission. As a result, the Company will reduce its previously announced diluted earnings per share for the fourth quarter of 2004 by $0.09 and fiscal year 2004 by $0.10 to $0.61 and $2.20 per diluted share, respectively. The one-time, non-cash adjustment reflects the cumulative impact of the change in accounting over the past 20 years, and was not material to the Company’s reported results in any one year. Attached to this Current Report on Form 8-K as Exhibit 99.1, is a copy of the Company’s related press release dated February 25, 2005.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release, dated February 25, 2005 of CVS Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

By:	/s/ David B. Rickard
David B. Rickard Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Dated: February 25, 2005